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                                                                 Exhibit d(1)(c)

                                 AMENDMENT NO. 2
                      MASTER INVESTMENT ADVISORY AGREEMENT

         The Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, by and between A I M Advisors, Inc., a Delaware corporation, and Short-Term Investments Co., a Maryland corporation, is hereby amended as follows:

         Schedule B of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE B

                           COMPENSATION TO THE ADVISOR

         The Company shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                              Cash Assets Portfolio

                             Liquid Assets Portfolio

Net Assets                                                           Annual Rate
----------                                                           -----------

All Assets .......................................................      0.15%


                                 Prime Portfolio

Net Assets                                                           Annual Rate
----------                                                           -----------

All Assets .......................................................      0.15%
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         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated January 1, 2002
                                                A I M ADVISORS, INC.

Attest: /s/ NANCY L. MARTIN                     By: /s/ ROBERT H. GRAHAM
        ------------------------------              ----------------------------
        Assistant Secretary                         Robert H. Graham
                                                    President

(SEAL)

                                                SHORT-TERM INVESTMENTS CO.

Attest: /s/ NANCY L. MARTIN                     By: /s/ ROBERT H. GRAHAM
        ------------------------------              ----------------------------
        Assistant Secretary                         Robert H. Graham
                                                    President

(SEAL)

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